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                                                                    EXHIBIT 10.3

                     SECOND AMENDMENT TO PURCHASE AGREEMENT
                     --------------------------------------



  THE SECOND AMENDMENT, dated as of December 10, 1996, to AGREEMENT, dated as of August 12, 1996, as previously amended by AMENDMENT TO PURCHASE AGREEMENT dated as of November 22, 1996, between INGERSOLL-RAND COMPANY, a New Jersey corporation ("Parent"), and GENCOR INDUSTRIES, INC., a Delaware corporation ("Buyer").


                              W I T N E S S E T H:
                              -------------------


   WHEREAS, Parent and Buyer have entered into that certain Purchase Agreement, dated as of August 12, 1996 (the "Agreement"), which was amended by Parent and Buyer by an amendment (the "First Amendment"), pursuant to which Buyer has agreed to purchase Parent's Process Equipment Division; and


   WHEREAS, Parent and Buyer desire to further amend the Agreement by this Second Amendment as hereinafter set forth:


   NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, Parent and Buyer agree as follows:

        1. Definitions. Unless otherwise indicated herein, all capitalized terms
           -----------
used herein will have the same meanings as such terms have in the Agreement and First Amendment.


        2. Purchase Price.  Buyer and Seller agree that the attached "CPH
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Closing" sheet (which shows a net payment due of $60,886,697) is the closing settlement amount called for by the Agreement and First Amendment provided, however, that Buyer and Seller agree that any amounts therein which relate to amounts referenced in Section 2.5(c)(ii) of the Agreement as amended by the First Amendment shall be the subject of verification and shall be paid within forty-five (45) days of the Closing Date. The parties will also settle additional amounts not reflected in the attached schedule which are covered by the provisions of Section 2.5(c) and (d) of the Agreement, as amended by the First Amendment. The parties will also agree on the amount referred to in
Section 2.7(c)(i)(C) of the Agreement as the book value as reflected on the Adjusted Closing Balance of the technology transferred to the CPM China JV and its affiliates.


        3. Clarification with Respect to Silver Engineering
           ------------------------------------------------
           (a) As set forth in Section 3 of the First Amendment, Silver Engineering transferred certain assets to Ingersoll-Rand Company pursuant to a certain General Conveyance of Assets and Assumption of Liabilities signed by Silver Engineering and Parent as of September 30, 1996 and subsequent thereto, Parent and California Pellet Mill Company entered into a certain General Conveyance of Assets and Assumption of Liabilities dated as of September 30, 1996. Notwithstanding said General Conveyance of Assets and Assumption of Liabilities Agreements (the "Conveyance Agreements") or any of the terms and provisions therein to the contrary, Parent agrees that California Pellet Mill Company following the Closing will have no obligation or responsibility for any debts, liabilities, contracts, commitments, licenses, duties and/or obligations to Parent unless the same are set forth in the Balance Sheet or the Adjustment Closing Balance Sheet.
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           (b) Further, Parent agrees that the terms and provisions of Section
8.3 of the Agreement shall govern and control in the case of any liability or obligation which is at the same time covered by the Conveyance Agreements and the Agreement; with the result, for example, that if California Pellet Mill Company owes Parent $1,000 as a result of the Collateral Agreements and Parent owes Buyer $1,000 as a result of Section 8.3 of the Agreement, then only Section
8.3 of the Agreement shall govern and control.


        4. Ancillary Agreement.  Parent and Buyer shall work together for a
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reasonable time following the Closing to assure a smooth transition of the functions mentioned in the December 3, 1996 letter attached herein, it being recognized that the party receiving services or benefits will be required to pay reasonable compensation therefor.


        5. Other Provisions Unaffected.  All other provisions of the Agreement
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shall remain in effect as set forth in the Agreement and First Amendment.

         IN WITNESS WHEREOF, the parties have executed or caused this Second Amendment to the Agreement and the First Amendment to be executed as of the date first above written.


                                        INGERSOLL-RAND COMPANY



                                        By: /s/ Ronald G. Heller
                                            --------------------
                                            Name:  Ronald G. Heller
                                            Title: Secretary



                                        GENCOR INDUSTRIES, INC.



                                        By: /s/ E.J. Elliott
                                            -----------------

                                            Name:  E. J. Elliott
                                            Title: Chairman, President
                                                   and Chief Executive Officer

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